Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

October 30, 2013

Equity Residential Reports Strong Results
Same Store Revenues Increase 4.1% in 3Q and 4.7% YTD
Same Store NOI Increases 4.5% in 3Q and 5.4% YTD

Chicago, IL - October 30, 2013 - Equity Residential (NYSE: EQR) today reported results for the quarter and nine months ended September 30, 2013. All per share results are reported as available to common shares on a diluted basis.

“For 2013, we currently expect to deliver same store revenue growth of 4.5%, very much in line with our original expectations,” said David J. Neithercut, Equity Residential’s President and CEO.  “In the long term, favorable demographics will generate demand for housing in our markets that will not be met with new supply and we should enjoy strong growth for many years. In the short term, new supply will produce modest negative revenue growth in Washington, D.C., partially offsetting continued strong growth across many of our other markets and resulting in expected portfolio wide same store revenue growth of 3% to 4% in 2014.”

Third Quarter 2013
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the third quarter of 2013 was $0.71 per share compared to $0.92 per share in the third quarter of 2012. The difference is due primarily to the $70.0 million Archstone termination fee that the company recognized in the third quarter of 2012.

For the third quarter of 2013, the company reported Normalized FFO of $0.73 per share compared to $0.73 per share in the same period of 2012. The following items impacted Normalized FFO per share in the quarter:

•	the positive impact of approximately $0.04 per share from higher same store net operating income (NOI);

•
the positive impact of approximately $0.28 per share from the Archstone properties, offset by the negative impact of approximately $0.28 per share from 2012 and 2013 disposition activity and common share issuance in connection with the company’s purchase of Archstone; and

•	the negative impact of approximately $0.04 per share from higher interest expense, general and administrative expenses and other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company’s actual operating performance. Merger expenses and prepayment penalties are not included in the company’s Normalized FFO. A reconciliation and definition of Normalized FFO are provided on pages 26 and 29 of this release and the company has included guidance for Normalized FFO on page 27 of this release.

For the third quarter of 2013, the company reported earnings of $1.05 per share compared to $0.72 per share in the third quarter of 2012. The difference is due primarily to higher gains from property sales in the third quarter of 2013, partially offset by higher depreciation as a result of the Archstone acquisition, as well as the termination fee and other items discussed above.

Nine Months Ended September 30, 2013
FFO for the nine months ended September 30, 2013 was $1.68 per share compared to $2.16 per share in the same period of 2012. The difference is due primarily to merger-related expenses and prepayment penalties incurred in the first nine months of 2013 in connection with the company’s acquisition of Archstone, as well as the termination fee described above.

For the nine months ended September 30, 2013, the company reported Normalized FFO of $2.08 per share compared to $2.02 per share in the same period of 2012.

For the nine months ended September 30, 2013, the company reported earnings of $4.87 per share compared to $1.52 per share in the same period of 2012. The difference is due primarily to higher gains from property sales during 2013, partially offset by higher depreciation as a result of the Archstone acquisition, as well as the termination fee and other items described above.

Same Store Results
On a same store third quarter to third quarter comparison, which includes 82,553 apartment units, revenues increased 4.1%, expenses increased 3.1% and NOI increased 4.5%.

On a same store sequential third quarter to second quarter comparison, which includes 101,820 apartment units, revenues increased 1.5%, expenses increased 2.2% and NOI increased 1.2%. The company’s sequential same store pool of assets includes 18,448 apartment units the company acquired in the Archstone transaction. The acquired Archstone properties performed in line with both the company’s underwriting expectations and its comparable properties in the same markets.

On a same store nine-month to nine-month comparison, which includes 81,099 apartment units, revenues increased 4.7%, expenses increased 3.3% and NOI increased 5.4%.

Acquisitions/Dispositions
The company did not acquire any properties or land sites in the third quarter.

During the first nine months of 2013, the company acquired 77 properties, consisting of 22,103 apartment units. The company does not expect to acquire any operating assets in the fourth quarter.

During the third quarter, the company sold 10 apartment properties, consisting of 4,131 apartment units, for an aggregate sale price of $657.6 million at a weighted average cap rate of 5.9%. These sales, excluding one Archstone asset that was sold during the quarter, generated an unlevered internal rate of return (IRR), inclusive of management costs, of 11.1%.

Also during the quarter, the company sold two land parcels for an aggregate sale price of $44.3 million.

During the first nine months of 2013, the company sold 92 apartment properties, consisting of 28,328 apartment units, for an aggregate sale price of $4.36 billion at a weighted average cap rate of 6.0%. These sales, excluding three Archstone assets that were sold shortly after their acquisition, generated an unlevered IRR, inclusive of management costs, of 10.0%.

Please see page nine of this release for comparative portfolio summaries for the end of the fourth quarter 2012 and the end of the third quarter 2013.

Capital Markets Activities
On October 1, 2013, the company used cash on hand from dispositions to repay a $963.5 million secured loan that it assumed in conjunction with the Archstone acquisition. This loan was set to mature in November 2014 and carried a cash interest rate of 5.88% and a GAAP interest rate of 3.45% due to the amortization of the Archstone-related debt premium.

The company anticipates closing a new $800 million secured loan from a large insurance company in the fourth quarter of 2013. The loan, which has been committed to by the company and the lender, has a 10 year term, is interest only and carries a fixed interest rate of 4.21%. The company expects to simultaneously use the loan proceeds to repay $825 million of a $1.27 billion secured loan that the company assumed as part of the Archstone transaction. The approximately $440 million balance will remain outstanding, continue to mature in November 2017 and continue to carry a cash interest rate of 6.26% and a GAAP interest rate of 3.58% due to the amortization of the Archstone-related debt premium.

The company expects to incur cash prepayment costs of approximately $150 million and a charge to earnings and FFO of approximately $43 million in the fourth quarter, which is reflected in our revised guidance below. The difference is due to the write off of Archstone-related debt premiums. Normalized FFO will not be impacted by this charge.

Assuming that these transactions occur as expected, the company will have locked in an attractive piece of long term debt and substantially extended the duration of its debt maturities as well as reduced its 2017 maturities as a percentage of outstanding debt.

Fourth Quarter 2013 Guidance
The company has established a Normalized FFO guidance range of $0.75 to $0.77 per share for the fourth quarter of 2013. The difference between the company’s third quarter 2013 Normalized FFO of $0.73 per share and the midpoint of the fourth quarter guidance range of $0.76 per share is due primarily to:

•	a positive impact of approximately $0.02 per share from higher same store NOI offset by approximately $0.02 from dilution from 2013 transaction activity and other items; and

•	a positive impact of approximately $0.03 per share from lower total financing costs.

Full Year 2013 Guidance
The company has revised its guidance for its full year 2013 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 27 of this release. Revised full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.3%	95.4%
Revenue change	4.4% to 4.6%	4.5%
Expense change	3.0% to 3.5%	3.3%
NOI change	5.0% to 5.25%	5.1%

Acquisitions
(excluding Archstone):	$100 million	$100 million
Dispositions:	$4.1 billion	$4.4 billion
Cap Rate Spread:	110 basis points	110 basis points

Normalized FFO per share:	$2.80 to $2.85	$2.83 to $2.85

Fourth Quarter 2013 Earnings and Conference Call
Equity Residential expects to announce fourth quarter and full year 2013 results on Tuesday, February 4, 2014 and host a conference call to discuss those results at 10:00 a.m. CT on Wednesday, February 5, 2014.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 389 properties consisting of 109,795 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company’s conference call discussing these results will take place tomorrow, Thursday, October 31, at 10:00 a.m. Central. Please visit the Investor section of the company’s web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2013	2012	2013	2012
REVENUES
Rental income	$1,749,374	$1,295,431	$626,880	$448,647
Fee and asset management	7,399	7,328	2,566	3,052
Total revenues	1,756,773	1,302,759	629,446	451,699

EXPENSES
Property and maintenance	333,202	254,009	119,632	86,682
Real estate taxes and insurance	218,777	154,633	76,255	53,064
Property management	63,395	62,769	18,875	18,493
Fee and asset management	4,739	3,595	1,516	1,108
Depreciation	798,121	422,148	277,336	139,337
General and administrative	47,018	37,162	14,438	10,083
Total expenses	1,465,252	934,316	508,052	308,767

Operating income	291,521	368,443	121,394	142,932

Interest and other income	1,320	70,514	816	70,087
Other expenses	(7,530)	(18,587)	(3,986)	(3,984)
Merger expenses	(19,741)	(1,921)	(182)	(87)
Interest:
Expense incurred, net	(437,452)	(345,476)	(120,035)	(113,222)
Amortization of deferred financing costs	(15,636)	(10,265)	(4,335)	(3,320)
(Loss) income before income and other taxes, (loss) from investments in unconsolidated entities, net gain (loss) on sales of unconsolidated entities and land parcels and discontinued operations	(187,518)	62,708	(6,328)	92,406
Income and other tax (expense) benefit	(1,326)	(602)	(493)	(222)
(Loss) from investments in unconsolidated entities due to operations	(2,984)	(3)	(1,454)	(3)
(Loss) from investments in unconsolidated entities due to merger expenses	(54,781)	—	(1,771)	—
Net gain on sales of unconsolidated entities	16	—	16	—
Net gain (loss) on sales of land parcels	12,179	—	(2,437)	—
(Loss) income from continuing operations	(234,414)	62,103	(12,467)	92,181
Discontinued operations, net	2,023,897	434,702	404,184	144,142
Net income	1,789,483	496,805	391,717	236,323
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(70,947)	(21,646)	(14,836)	(10,496)
Partially Owned Properties	1,101	(457)	311	312
Net income attributable to controlling interests	1,719,637	474,702	377,192	226,139
Preferred distributions	(3,109)	(9,319)	(1,037)	(2,386)
Premium on redemption of Preferred Shares	—	(5,150)	—	(5,150)
Net income available to Common Shares	$1,716,528	$460,233	$376,155	$218,603

Earnings per share – basic:
(Loss) income from continuing operations available to Common Shares	$(0.64)	$0.15	$(0.04)	$0.27
Net income available to Common Shares	$4.87	$1.53	$1.05	$0.73
Weighted average Common Shares outstanding	352,414	300,116	359,811	301,336

Earnings per share – diluted:
(Loss) income from continuing operations available to Common Shares	$(0.64)	$0.15	$(0.04)	$0.27
Net income available to Common Shares	$4.87	$1.52	$1.05	$0.72
Weighted average Common Shares outstanding	352,414	317,265	359,811	318,773

Distributions declared per Common Share outstanding	$1.20	$1.0125	$0.40	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2013	2012	2013	2012
Net income	$1,789,483	$496,805	$391,717	$236,323
Net loss (income) attributable to Noncontrolling Interests –
Partially Owned Properties	1,101	(457)	311	312
Preferred distributions	(3,109)	(9,319)	(1,037)	(2,386)
Premium on redemption of Preferred Shares	—	(5,150)	—	(5,150)
Net income available to Common Shares and Units	1,787,475	481,879	390,991	229,099

Adjustments:
Depreciation	798,121	422,148	277,336	139,337
Depreciation – Non-real estate additions	(3,626)	(4,211)	(1,153)	(1,430)
Depreciation – Partially Owned and Unconsolidated Properties	(3,074)	(2,395)	(566)	(798)
Net (gain) on sales of unconsolidated entities	(16)	—	(16)	—
Discontinued operations:
Depreciation	31,976	94,792	2,273	29,497
Net (gain) on sales of discontinued operations	(1,990,577)	(307,447)	(401,703)	(103,394)
Net incremental gain on sales of condominium units	7	49	—	—
Gain on sale of Equity Corporate Housing (ECH)	709	350	108	—
FFO available to Common Shares and Units (1) (3) (4)	620,995	685,165	267,270	292,311

Adjustments (see page 26 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	78,694	14,898	2,578	4,004
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	78,820	7,491	—	6,114
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(13,725)	(491)	1,499	—
Other miscellaneous non-comparable items	3,361	(67,687)	3,361	(69,910)
Normalized FFO available to Common Shares and Units (2) (3) (4)	$768,145	$639,376	$274,708	$232,519

FFO (1) (3)	$624,104	$699,634	$268,307	$299,847
Preferred distributions	(3,109)	(9,319)	(1,037)	(2,386)
Premium on redemption of Preferred Shares	—	(5,150)	—	(5,150)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$620,995	$685,165	$267,270	$292,311
FFO per share and Unit - basic	$1.70	$2.18	$0.72	$0.93
FFO per share and Unit - diluted	$1.68	$2.16	$0.71	$0.92

Normalized FFO (2) (3)	$771,254	$648,695	$275,745	$234,905
Preferred distributions	(3,109)	(9,319)	(1,037)	(2,386)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$768,145	$639,376	$274,708	$232,519
Normalized FFO per share and Unit - basic	$2.10	$2.04	$0.74	$0.74
Normalized FFO per share and Unit - diluted	$2.08	$2.02	$0.73	$0.73

Weighted average Common Shares and Units outstanding - basic	366,150	313,932	373,547	315,513
Weighted average Common Shares and Units outstanding - diluted	368,611	317,265	375,883	318,773

Note:
See page 26 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Investment in real estate
Land	$6,201,333	$4,554,912
Depreciable property	19,254,957	15,711,944
Projects under development	779,053	387,750
Land held for development	505,494	353,823
Investment in real estate	26,740,837	21,008,429
Accumulated depreciation	(4,654,594)	(4,912,221)
Investment in real estate, net	22,086,243	16,096,208
Cash and cash equivalents	972,761	612,590
Investments in unconsolidated entities	165,898	17,877
Deposits – restricted	98,874	250,442
Escrow deposits – mortgage	40,901	9,129
Deferred financing costs, net	66,775	44,382
Other assets	379,979	170,372
Total assets	$23,811,431	$17,201,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$6,230,675	$3,898,369
Notes, net	5,476,522	4,630,875
Lines of credit	—	—
Accounts payable and accrued expenses	166,939	38,372
Accrued interest payable	85,353	76,223
Other liabilities	331,797	304,518
Security deposits	71,462	66,988
Distributions payable	149,836	260,176
Total liabilities	12,512,584	9,275,521

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	376,057	398,372
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 360,395,959 shares issued and outstanding as of September 30, 2013 and 325,054,654 shares issued and outstanding as of December 31, 2012	3,604	3,251
Paid in capital	8,542,822	6,542,355
Retained earnings	2,171,603	887,355
Accumulated other comprehensive (loss)	(169,392)	(193,148)
Total shareholders’ equity	10,598,637	7,289,813
Noncontrolling Interests:
Operating Partnership	213,518	159,606
Partially Owned Properties	110,635	77,688
Total Noncontrolling Interests	324,153	237,294
Total equity	10,922,790	7,527,107
Total liabilities and equity	$23,811,431	$17,201,000

Equity Residential

	Portfolio Summary as of December 31, 2012				Portfolio Summary as of September 30, 2013
			% of	Average			% of	Average
		Apartment	Stabilized	Rental		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	43	14,425	15.9%	$1,992	56	18,275	19.9%	$2,249
New York	30	8,047	13.9%	3,433	38	10,330	17.3%	3,720
San Francisco	40	9,094	8.6%	1,902	50	12,766	12.0%	2,170
Los Angeles	48	9,815	9.9%	1,879	57	11,960	11.5%	2,071
Boston	26	5,832	8.2%	2,560	34	7,816	10.5%	2,780
South Florida	36	12,253	9.0%	1,463	34	11,334	7.2%	1,543
Seattle	38	7,563	6.4%	1,627	38	7,734	6.0%	1,741
Denver	24	8,144	5.5%	1,226	19	6,935	4.2%	1,309
San Diego	14	4,963	5.0%	1,851	13	3,505	3.2%	1,943
Orange County, CA	11	3,490	3.3%	1,660	11	3,490	2.9%	1,710
Subtotal – Core	310	83,626	85.7%	1,941	350	94,145	94.7%	2,195

Non-Core:
Inland Empire, CA	10	3,081	2.4%	1,491	10	3,081	2.1%	1,498
Orlando	21	6,413	3.5%	1,086	10	3,383	1.7%	1,131
New England (excluding Boston)	14	2,611	1.3%	1,174	11	1,965	0.9%	1,233
Phoenix	25	7,400	3.4%	946	3	872	0.2%	898
Atlanta	12	3,616	2.0%	1,157	2	666	0.2%	1,339
Tacoma, WA	3	1,467	0.6%	951	1	522	0.2%	1,016
Jacksonville	6	2,117	1.1%	1,005	—	—	—	—
Subtotal – Non-Core	91	26,705	14.3%	1,099	37	10,489	5.3%	1,247
Total	401	110,331	100.0%	1,737	387	104,634	100.0%	2,099

Military Housing	2	5,039	—	—	2	5,161	—	—

Grand Total	403	115,370	100.0%	$1,737	389	109,795	100.0%	$2,099

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2013 NOI for stabilized properties, budgeted year one (March 2013 to February 2014) NOI for the Archstone properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

3rd Quarter 2013 Earnings Release	9

Equity Residential

Portfolio as of September 30, 2013

		Properties	Apartment Units
Wholly Owned Properties		363	99,192
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,752
Partially Owned Properties - Unconsolidated		2	837
Military Housing		2	5,161
		389	109,795

Portfolio Rollforward Q3 2013
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

6/30/2013	398	113,388
Dispositions:
Consolidated:
Rental Properties	(10)	(4,131)	$(657,607)	5.9%
Land Parcel (one)	—	—	$(17,900)
Unconsolidated:
Land Parcel (one) (1)	—	—	$(26,350)
Completed Developments - Unconsolidated	1	501
Configuration Changes	—	37
9/30/2013	389	109,795

Portfolio Rollforward 2013
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2012	403	115,370
Acquisitions:
Consolidated:
Rental Properties (2)	73	20,914	$8,519,895	4.9%
Master-Leased Properties (2)	3	853	$251,828	5.6%
Uncompleted Developments (two)	—	—	$36,583
Land Parcels (fourteen) (2)	—	—	$256,398
Unconsolidated (3):
Rental Properties	1	336	$5,113	5.8%
Uncompleted Developments (two) (2)	—	—	$14,854
Land Parcel (one) (2)	—	—	$6,572
Dispositions:
Consolidated:
Rental Properties	(92)	(28,328)	$(4,362,689)	6.0%
Land Parcels (six)	—	—	$(77,650)
Other (4)	—	—	$(30,734)
Unconsolidated:
Land Parcel (one) (1)	—	—	$(26,350)
Completed Developments - Unconsolidated	1	501
Configuration Changes	—	149
9/30/2013	389	109,795

(1)			Sales price listed is the gross sales price. EQR's share of the net sales proceeds approximated 25%.

(2)			Amounts have been adjusted to reflect Q2/Q3 2013 changes to the purchase price allocation for certain assets which were acquired in the Archstone transaction.

(3)			EQR owns various equity interests in these unconsolidated rental properties, uncompleted developments and land parcels. Purchase price listed is EQR's net investment price.

(4)			Represents a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle that was acquired in 2011.

3rd Quarter 2013 Earnings Release	10

Equity Residential

Third Quarter 2013 vs. Third Quarter 2012
Same Store Results/Statistics for 82,553 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2013	$463,607	$159,302	$304,305	$1,957	95.7%	16.9%
Q3 2012	$445,521	$154,450	$291,071	$1,878	95.9%	17.2%

Change	$18,086	$4,852	$13,234	$79	(0.2%)	(0.3%)

Change	4.1%	3.1%	4.5%	4.2%
____________________________________________________________________________________________________

Third Quarter 2013 vs. Second Quarter 2013
Same Store Results/Statistics for 101,820 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q3 2013	$615,239	$211,724	$403,515	$2,106	95.7%	17.1%
Q2 2013	$605,869	$207,252	$398,617	$2,077	95.6%	14.5%

Change	$9,370	$4,472	$4,898	$29	0.1%	2.6%

Change	1.5%	2.2%	1.2%	1.4%

Note: Sequential same store results/statistics include 18,448 apartment units acquired in the Archstone acquisition.
______________________________________________________________________________________________________

September YTD 2013 vs. September YTD 2012
Same Store Results/Statistics for 81,099 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2013	$1,329,326	$462,509	$866,817	$1,910	95.4%	43.8%
YTD 2012	$1,269,876	$447,600	$822,276	$1,827	95.3%	44.0%

Change	$59,450	$14,909	$44,541	$83	0.1%	(0.2%)

Change	4.7%	3.3%	5.4%	4.5%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 29 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

3rd Quarter 2013 Earnings Release	11

Equity Residential
Third Quarter 2013 vs. Third Quarter 2012
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q3 2013 % of Actual NOI	Q3 2013 Average Rental Rate (1)	Q3 2013 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	11,077	15.6%	$2,155	95.6%	1.6%	1.6%	1.6%	2.1%	(0.5%)
New York	7,478	15.4%	3,554	96.4%	3.6%	4.8%	2.9%	4.2%	(0.5%)
Los Angeles	8,996	11.1%	1,957	96.0%	3.7%	3.2%	4.0%	4.0%	(0.2%)
San Francisco	8,039	9.9%	1,981	95.4%	8.4%	3.1%	11.4%	8.9%	(0.5%)
Boston (2)	5,832	9.8%	2,637	96.0%	3.8%	2.0%	4.6%	3.5%	0.3%
South Florida	10,637	9.5%	1,544	95.1%	4.2%	3.7%	4.5%	4.0%	0.2%
Seattle	6,867	7.5%	1,751	96.1%	5.4%	6.4%	4.8%	5.1%	0.2%
Denver	6,767	5.8%	1,314	96.0%	6.7%	5.7%	7.2%	6.8%	(0.1%)
San Diego	3,217	4.0%	1,889	96.1%	3.4%	2.2%	3.9%	3.2%	0.2%
Orange County, CA	3,490	3.9%	1,712	95.9%	3.5%	(0.2%)	5.2%	3.8%	(0.3%)
Subtotal – Core	72,400	92.5%	2,055	95.8%	4.2%	3.4%	4.6%	4.3%	(0.2%)

Non-Core:
Inland Empire, CA	3,081	3.0%	1,513	95.9%	3.0%	0.7%	4.1%	3.0%	(0.1%)
Orlando	3,383	2.3%	1,138	95.4%	2.4%	(2.3%)	5.4%	2.8%	(0.4%)
New England (excluding Boston)	1,965	1.2%	1,231	94.4%	1.2%	1.2%	1.2%	2.4%	(1.1%)
Phoenix	872	0.4%	904	94.7%	1.6%	(2.0%)	4.1%	1.9%	(0.2%)
Tacoma, WA	522	0.3%	1,017	94.9%	10.4%	14.0%	7.4%	5.2%	4.4%
Atlanta	330	0.3%	1,390	95.8%	3.8%	(3.1%)	9.4%	4.0%	(0.2%)
Subtotal – Non-Core	10,153	7.5%	1,253	95.3%	2.7%	0.2%	4.3%	2.9%	(0.2%)

Total	82,553	100.0%	$1,957	95.7%	4.1%	3.1%	4.5%	4.2%	(0.2%)

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Quarter over quarter same store revenues in Boston were negatively impacted by non-residential related income. Residential-only same store revenues increased in Boston 4.4% quarter over quarter.

3rd Quarter 2013 Earnings Release	12

Equity Residential
Third Quarter 2013 vs. Second Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q3 2013 % of Actual NOI	Q3 2013 Average Rental Rate (1)	Q3 2013 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	17,536	19.2%	$2,256	95.6%	0.6%	1.4%	0.2%	0.2%	0.3%
New York	10,330	17.2%	3,721	96.2%	1.2%	1.5%	1.0%	1.1%	0.1%
San Francisco	12,766	13.0%	2,177	95.5%	2.7%	4.5%	1.8%	2.8%	(0.2%)
Los Angeles	11,139	10.6%	2,059	96.0%	2.6%	2.2%	2.8%	2.1%	0.5%
Boston (2)	7,722	10.3%	2,785	95.7%	0.5%	2.7%	(0.6%)	0.1%	0.3%
South Florida	10,833	7.2%	1,541	95.1%	1.2%	3.2%	(0.1%)	1.6%	(0.4%)
Seattle	7,411	6.1%	1,742	96.2%	2.9%	2.8%	3.0%	2.2%	0.7%
Denver	6,935	4.5%	1,317	96.0%	3.1%	0.7%	4.1%	2.8%	0.2%
San Diego	3,505	3.3%	1,904	96.1%	1.7%	(0.2%)	2.5%	1.5%	0.1%
Orange County, CA	3,490	3.0%	1,712	95.9%	1.7%	3.3%	1.0%	1.4%	0.3%
Subtotal – Core	91,667	94.4%	2,200	95.8%	1.6%	2.3%	1.2%	1.4%	0.2%

Non-Core:
Inland Empire, CA	3,081	2.3%	1,513	95.9%	0.9%	0.1%	1.3%	0.3%	0.5%
Orlando	3,383	1.7%	1,138	95.4%	1.2%	2.2%	0.6%	1.3%	(0.2%)
New England (excluding Boston)	1,965	0.9%	1,231	94.4%	0.0%	(4.4%)	4.0%	0.8%	(0.7%)
Phoenix	872	0.3%	904	94.7%	2.8%	5.7%	1.0%	2.8%	0.0%
Tacoma, WA	522	0.2%	1,017	94.9%	3.6%	6.4%	1.2%	2.5%	1.0%
Atlanta	330	0.2%	1,390	95.8%	3.8%	4.0%	3.6%	2.7%	1.1%
Subtotal – Non-Core	10,153	5.6%	1,253	95.3%	1.1%	0.4%	1.6%	1.1%	0.1%

Total	101,820	100.0%	$2,106	95.7%	1.5%	2.2%	1.2%	1.4%	0.1%

Note: Sequential same store results/statistics include 18,448 apartment units acquired in the Archstone acquisition.

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Sequential same store revenues in Boston were negatively impacted by non-residential related income. Residential-only same store revenues increased in Boston 1.9% sequentially.

3rd Quarter 2013 Earnings Release	13

Equity Residential
September YTD 2013 vs. September YTD 2012
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		Sept. YTD 13 % of Actual NOI	Sept. YTD 13 Average Rental Rate (1)	Sept. YTD 13 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	10,564	15.2%	$2,101	95.2%	2.6%	0.8%	3.4%	2.8%	(0.3%)
New York	7,176	14.7%	3,468	95.9%	4.7%	5.6%	4.0%	4.9%	(0.3%)
Los Angeles	8,894	11.3%	1,916	95.7%	4.3%	4.0%	4.5%	3.8%	0.3%
Boston (2)	5,832	10.0%	2,612	95.2%	3.9%	4.5%	3.6%	3.9%	0.0%
South Florida	10,637	9.9%	1,521	95.2%	4.5%	2.5%	5.8%	4.2%	0.2%
San Francisco	7,821	9.7%	1,918	95.1%	8.8%	2.3%	12.6%	8.7%	0.1%
Seattle	6,548	7.3%	1,711	95.5%	5.4%	4.6%	5.9%	5.4%	0.1%
Denver	6,767	6.0%	1,281	95.9%	7.7%	5.3%	8.7%	7.3%	0.3%
San Diego	3,217	4.1%	1,866	95.4%	3.9%	2.7%	4.4%	3.0%	0.6%
Orange County, CA	3,490	4.1%	1,688	95.7%	3.9%	2.4%	4.6%	3.7%	0.1%
Subtotal – Core	70,946	92.3%	2,006	95.5%	4.8%	3.6%	5.4%	4.6%	0.1%

Non-Core:
Inland Empire, CA	3,081	3.1%	1,502	95.3%	3.4%	1.0%	4.5%	2.9%	0.4%
Orlando	3,383	2.4%	1,122	95.7%	4.3%	(0.6%)	7.4%	3.9%	0.3%
New England (excluding Boston)	1,965	1.2%	1,220	94.8%	2.3%	4.9%	0.0%	2.8%	(0.4%)
Phoenix	872	0.5%	887	94.7%	1.2%	(3.8%)	4.6%	0.9%	0.2%
Tacoma, WA	522	0.3%	997	94.3%	8.6%	4.8%	12.4%	2.8%	4.9%
Atlanta	330	0.2%	1,353	95.0%	3.1%	(4.9%)	10.0%	4.4%	(1.2%)
Subtotal – Non-Core	10,153	7.7%	1,238	95.2%	3.5%	1.0%	5.1%	3.2%	0.4%

Total	81,099	100.0%	$1,910	95.4%	4.7%	3.3%	5.4%	4.5%	0.1%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) September year-to-date same store revenues in Boston were negatively impacted by non-residential related income. Residential-only same store revenues increased in Boston 5.3% September year-to-date.

3rd Quarter 2013 Earnings Release	14

Equity Residential

Third Quarter 2013 vs. Third Quarter 2012
Same Store Operating Expenses for 82,553 Same Store Apartment Units
$ in thousands
					% of Actual Q3 2013 Operating Expenses

	Actual Q3 2013	Actual Q3 2012	$ Change	% Change

Real estate taxes	$51,834	$47,551	$4,283	9.0%	32.5%
On-site payroll (1)	34,266	33,351	915	2.7%	21.5%
Utilities (2)	23,658	23,058	600	2.6%	14.9%
Repairs and maintenance (3)	22,595	21,976	619	2.8%	14.2%
Property management costs (4)	15,067	16,707	(1,640)	(9.8%)	9.5%
Insurance	5,012	4,717	295	6.3%	3.1%
Leasing and advertising	2,462	2,536	(74)	(2.9%)	1.5%
Other on-site operating expenses (5)	4,408	4,554	(146)	(3.2%)	2.8%

Same store operating expenses	$159,302	$154,450	$4,852	3.1%	100.0%

September YTD 2013 vs. September YTD 2012
Same Store Operating Expenses for 81,099 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2013 Operating Expenses

	Actual YTD 2013	Actual YTD 2012	$ Change	% Change

Real estate taxes	$150,852	$140,089	$10,763	7.7%	32.6%
On-site payroll (1)	99,109	97,775	1,334	1.4%	21.4%
Utilities (2)	69,474	66,885	2,589	3.9%	15.0%
Repairs and maintenance (3)	63,099	60,332	2,767	4.6%	13.7%
Property management costs (4)	44,532	47,620	(3,088)	(6.5%)	9.6%
Insurance	14,779	13,904	875	6.3%	3.2%
Leasing and advertising	7,150	6,952	198	2.8%	1.6%
Other on-site operating expenses (5)	13,514	14,043	(529)	(3.8%)	2.9%

Same store operating expenses	$462,509	$447,600	$14,909	3.3%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

3rd Quarter 2013 Earnings Release	15

Equity Residential

Debt Summary as of September 30, 2013
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$6,230,675	53.2%	4.25%	6.6
Unsecured	5,476,522	46.8%	4.93%	4.8

Total	$11,707,197	100.0%	4.58%	5.7

Fixed Rate Debt:
Secured – Conventional	$5,547,506	47.4%	4.67%	5.0
Unsecured – Public/Private	4,726,522	40.4%	5.57%	5.3

Fixed Rate Debt	10,274,028	87.8%	5.09%	5.2

Floating Rate Debt:
Secured – Conventional	57,133	0.5%	2.33%	1.0
Secured – Tax Exempt	626,036	5.3%	0.60%	19.4
Unsecured – Public/Private	750,000	6.4%	1.66%	1.3
Unsecured – Revolving Credit Facility	—	—	1.28%	4.5

Floating Rate Debt	1,433,169	12.2%	1.23%	9.4

Total	$11,707,197	100.0%	4.58%	5.7

(1) Net of the effect of any derivative instruments. Weighted average rates are for the nine months ended September 30, 2013.

Note: The Company capitalized interest of approximately $32.9 million and $15.8 million during the nine months ended September 30, 2013 and 2012, respectively. The Company capitalized interest of approximately $12.9 million and $5.7 million during the quarters ended September 30, 2013 and 2012, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of September 30, 2013
(Amounts in thousands)
							Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)		Floating Rate (1)
Year					Total	% of Total

2013	$3,004		$131		$3,135	0.0%	5.41%	5.32%
2014	1,517,991	(2)	49,017		1,567,008	13.4%	5.67%	5.57%
2015	420,449		750,000	(3)	1,170,449	10.0%	6.28%	3.12%
2016	1,193,251		—		1,193,251	10.2%	5.34%	5.34%
2017	2,171,735	(4)	456		2,172,191	18.6%	6.20%	6.20%
2018	84,355		724		85,079	0.7%	5.61%	5.61%
2019	806,634		20,766		827,400	7.1%	5.48%	5.35%
2020	1,678,601		809		1,679,410	14.3%	5.49%	5.49%
2021	1,195,243		856		1,196,099	10.2%	4.63%	4.64%
2022	228,933		905		229,838	2.0%	3.17%	3.18%
2023+	800,999		675,944		1,476,943	12.6%	4.22%	2.50%
Premium/(Discount)	172,833		(66,439)		106,394	0.9%	N/A	N/A

Total	$10,274,028		$1,433,169		$11,707,197	100.0%	5.43%	4.86%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of September 30, 2013.

(2)
On October 1, 2013, the Company paid off the $963.5 million outstanding of 5.883% mortgage debt assumed as a part of the Archstone transaction, prior to the November 1, 2014 maturity date. Following this payoff, remaining debt maturing in 2014 totals $603.5 million.

(3)	Includes the Company's senior unsecured $750.0 million delayed draw term loan facility that matures on January 11, 2015 and is subject to a one-year extension option exercisable by the Company.

(4)
Includes $1.27 billion in Archstone mortgage notes payable of which $825.0 million may be paid off in the fourth quarter of 2013 in connection with certain planned refinancing activities described more fully on page 3 of this release. The approximately $440.0 million balance will remain outstanding and continue to mature in November 2017. Following these anticipated refinancing activities, remaining debt maturing in 2017 would be $1.3 billion.

3rd Quarter 2013 Earnings Release	16

Equity Residential
Unsecured Debt Summary as of September 30, 2013
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.250%	09/15/14		$500,000	$(59)	$499,941
	6.584%	04/13/15		300,000	(165)	299,835
	5.125%	03/15/16		500,000	(130)	499,870
	5.375%	08/01/16		400,000	(526)	399,474
	5.750%	06/15/17		650,000	(1,907)	648,093
	7.125%	10/15/17		150,000	(262)	149,738
	4.750%	07/15/20		600,000	(3,090)	596,910
	4.625%	12/15/21		1,000,000	(3,112)	996,888
	3.000%	04/15/23		500,000	(4,227)	495,773
	7.570%	08/15/26		140,000	—	140,000

				4,740,000	(13,478)	4,726,522
Floating Rate Notes:
Delayed Draw Term Loan Facility	LIBOR+1.20%	01/11/15	(1)(2)	750,000	—	750,000

				750,000	—	750,000

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(1)(3)	—	—	—

Total Unsecured Debt				$5,490,000	$(13,478)	$5,476,522

(1)	Facilities are private. All other unsecured debt is public.

(2)
On January 11, 2013, the Company entered into a senior unsecured $750.0 million delayed draw term loan facility which was fully drawn on February 27, 2013 in connection with the Archstone acquisition. The maturity date of January 11, 2015 is subject to a one-year extension option exercisable by the Company. The interest rate on advances under the term loan facility will generally be LIBOR plus a spread (currently 1.20%), which is dependent on the credit rating of the Company's long-term debt.

(3)
On January 11, 2013, the Company replaced its existing $1.75 billion facility with a $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of September 30, 2013, there was approximately $2.47 billion available on the Company's unsecured revolving credit facility.

3rd Quarter 2013 Earnings Release	17

Equity Residential

Selected Unsecured Public Debt Covenants
	September 30, 2013	June 30, 2013

Total Debt to Adjusted Total Assets (not to exceed 60%)	42.2%	42.9%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	22.4%	22.9%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.65	2.68

Total Unsecured Assets to Unsecured Debt	324.6%	315.4%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

3rd Quarter 2013 Earnings Release	18

Equity Residential

Capital Structure as of September 30, 2013
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$6,230,675	53.2%
Unsecured Debt			5,476,522	46.8%

Total Debt			11,707,197	100.0%	36.8%

Common Shares (includes Restricted Shares)	360,395,959	96.2%
Units (includes OP Units and LTIP Units)	14,200,376	3.8%

Total Shares and Units	374,596,335	100.0%
Common Share Price at September 30, 2013	$53.57
			20,067,126	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			20,117,126	100.0%	63.2%

Total Market Capitalization			$31,824,323		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of September 30, 2013
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

3rd Quarter 2013 Earnings Release	19

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q313	YTD Q312	Q313	Q312

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	352,413,769	300,116,136	359,811,378	301,336,325
Shares issuable from assumed conversion/vesting of (1):
- OP Units	—	13,815,887	—	14,176,635
- long-term compensation shares/units	—	3,332,695	—	3,260,210

Total Common Shares and Units - diluted (1)	352,413,769	317,264,718	359,811,378	318,773,170

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	352,413,769	300,116,136	359,811,378	301,336,325
OP Units - basic	13,736,059	13,815,887	13,735,575	14,176,635

Total Common Shares and OP Units - basic	366,149,828	313,932,023	373,546,953	315,512,960
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,461,479	3,332,695	2,336,330	3,260,210

Total Common Shares and Units - diluted	368,611,307	317,264,718	375,883,283	318,773,170

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	360,395,959	302,674,716
Units (includes OP Units and LTIP Units)	14,200,376	14,399,790

Total Shares and Units	374,596,335	317,074,506

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the nine months and quarter ended September 30, 2013.

3rd Quarter 2013 Earnings Release	20

Equity Residential
Partially Owned Entities as of September 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development (4)			Held for and/or Under Development (5)	Completed, Not Stabilized (6)	Operating

		Operating	Total				Total

Total projects (1)	—	19	19	—	1	1	2

Total apartment units (1)	—	3,752	3,752	—	501	336	837

Operating information for the nine months ended 9/30/13 (at 100%):
Operating revenue	$12	$59,666	$59,678	$1,305	$1,861	$3,173	$6,339
Operating expenses	407	18,458	18,865	1,141	1,023	1,402	3,566

Net operating (loss) income	(395)	41,208	40,813	164	838	1,771	2,773
Depreciation	—	26,478	26,478	84	—	4,165	4,249
General and administrative/other	520	79	599	23	—	141	164

Operating (loss) income	(915)	14,651	13,736	57	838	(2,535)	(1,640)
Interest and other income	2	3	5	—	—	10	10
Other expenses	(334)	(4)	(338)	—	—	—	—
Interest:
Expense incurred, net	(2)	(10,615)	(10,617)	(152)	(501)	(658)	(1,311)
Amortization of deferred financing costs	—	(216)	(216)	—	—	(1)	(1)

(Loss) income before income and other taxes, (loss) from
investments in unconsolidated entities, net (loss)
gain on sales of land parcels and discontinued
operations	(1,249)	3,819	2,570	(95)	337	(3,184)	(2,942)
Income and other tax (expense) benefit	(11)	(56)	(67)	—	—	—	—
(Loss) from investments in unconsolidated entities	—	(1,010)	(1,010)	—	—	—	—
Net (loss) on sales of land parcels	(17)	—	(17)	—	—	—	—
Net gain on sales of discontinued operations	—	26,673	26,673	—	—	—	—

Net (loss) income	$(1,277)	$29,426	$28,149	$(95)	$337	$(3,184)	$(2,942)

Debt - Secured (2):
EQR Ownership (3)	$—	$280,671	$280,671	$42,914	$9,044	$6,110	$58,068
Noncontrolling Ownership	—	78,059	78,059	75,809	36,173	24,440	136,422

Total (at 100%)	$—	$358,730	$358,730	$118,723	$45,217	$30,550	$194,490

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $5.7 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 22 for further information.

(5)	See Projects Under Development - Unconsolidated on page 23 for further information.

(6)
Projects included here are substantially complete. However, they may still require additional exterior and interior work for all units to be available for leasing. See Projects Under Development - Unconsolidated on page 23 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $88.3 million at September 30, 2013. The ventures are owned 60% by the Company and 40% by AVB.

3rd Quarter 2013 Earnings Release	21

Equity Residential
Consolidated Development and Lease-Up Projects as of September 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	$92,920	$79,564	$79,564	$—	85%	3%	—	Q4 2013	Q3 2015
Oasis at Delray Beach II (2)	Delray Beach, FL	128	23,739	19,669	19,669	—	89%	11%	—	Q1 2014	Q2 2014
Residences at Westgate I (formerly Westgate II)	Pasadena, CA	252	125,293	89,319	89,319	—	60%	—	—	Q1 2014	Q1 2015
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	115,072	95,437	95,437	—	86%	12%	—	Q1 2014	Q2 2015
Urbana (formerly Market Street Landing)	Seattle, WA	287	90,024	68,106	68,106	—	76%	—	—	Q1 2014	Q3 2015
Reserve at Town Center III	Mill Creek, WA	95	21,330	14,036	14,036	—	60%	—	—	Q2 2014	Q4 2014
Residences at Westgate II (formerly Westgate III)	Pasadena, CA	88	54,037	28,871	28,871	—	29%	—	—	Q2 2014	Q1 2015
170 Amsterdam (3)	New York, NY	237	110,892	31,524	31,524	—	17%	—	—	Q1 2015	Q1 2016
West Seattle	Seattle, WA	206	67,112	16,233	16,233	—	1%	—	—	Q4 2015	Q3 2016
Tallman	Seattle, WA	303	84,277	20,339	20,339	—	1%	—	—	Q4 2015	Q2 2017
Tasman	San Jose, CA	554	214,923	32,474	32,474	—	1%	—	—	Q2 2016	Q2 2018
Projects Under Development - Wholly Owned		2,790	999,619	495,572	495,572	—

Projects Under Development - Partially Owned:
Park Aire (formerly Enclave at Wellington) (2)	Wellington, FL	268	50,000	44,616	44,616	—	91%	15%	5%	Q1 2014	Q1 2015
400 Park Avenue South (4)	New York, NY	269	251,961	152,651	152,651	—	45%	—	—	Q2 2015	Q1 2016
Projects Under Development - Partially Owned		537	301,961	197,267	197,267	—

Projects Under Development		3,327	1,301,580	692,839	692,839	—

Completed Not Stabilized - Wholly Owned (5):
Breakwater at Marina Del Rey (3) (6) (7)	Marina Del Rey, CA	224	90,449	86,388	—	27,000		66%	64%	Completed	Q2 2014
Gaithersburg Station (7) (8)	Gaithersburg, MD	389	93,000	92,191	—	89,653		77%	72%	Completed	Q2 2014
Projects Completed Not Stabilized - Wholly Owned		613	183,449	178,579	—	116,653

Projects Completed Not Stabilized		613	183,449	178,579	—	116,653

Completed and Stabilized During the Quarter - Wholly Owned:
2201 Pershing Drive	Arlington, VA	188	61,338	58,660	—	—		98%	97%	Completed	Stabilized
Projects Completed and Stabilized During the Quarter - Wholly Owned		188	61,338	58,660	—	—

Projects Completed and Stabilized During the Quarter		188	61,338	58,660	—	—

Total Consolidated Projects		4,128	$1,546,367	$930,078	$692,839	$116,653

Land Held for Development		N/A	N/A	$505,494	$505,494	$—

							Total Capital Cost (1)	Q3 2013 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$1,301,580	$(324)
Completed Not Stabilized							183,449	1,245
Completed and Stabilized During the Quarter							61,338	922
Total Consolidated Development NOI Contribution							$1,546,367	$1,843

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
The Company acquired this development project in connection with the Archstone transaction and is continuing development activities. The Company owns 100% of Oasis at Delray Beach II and has a 95.0% ownership interest in Park Aire.

(3)			The land under this development is subject to a long term ground lease.

(4)
The Company is jointly developing with Toll Brothers (NYSE: TOL) a project at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $86.2 million for their allocated share of the project.

(5)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(6)
The Company acquired this property in connection with the Archstone transaction and has completed renovations. The non-recourse loan on this property has a current outstanding balance of $27.0 million, bears interest at LIBOR plus 1.75% and matures September 1, 2014.

(7)			Amounts have been adjusted to reflect Q2/Q3 2013 changes to the purchase price allocation for these projects which were acquired in the Archstone transaction.

(8)
The Company acquired this completed development project prior to stabilization in connection with the Archstone transaction and is continuing lease-up activities. This project has a non-recourse loan with a current outstanding balance of $89.7 million, bears interest at 5.24% and matures April 1, 2053.

3rd Quarter 2013 Earnings Release	22

Equity Residential
Unconsolidated Development and Lease-Up Projects as of September 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Unconsolidated:
San Norterra (2)	Phoenix, AZ	85.0%	388	$56,250	$52,842	$52,842	$30,816	96%	72%	61%	Q4 2013	Q2 2014
Domain (3)	San Jose, CA	20.0%	444	154,570	147,433	147,433	82,168	93%	31%	25%	Q4 2013	Q4 2015
Parkside at Emeryville (4) (5)	Emeryville, CA	5.0%	180	75,000	38,528	38,528	5,739	38%	—	—	Q3 2014	Q4 2015
Projects Under Development - Unconsolidated			1,012	285,820	238,803	238,803	118,723

Projects Under Development			1,012	285,820	238,803	238,803	118,723

Completed Not Stabilized - Unconsolidated (6):
Nexus Sawgrass (formerly Sunrise Village) (3)	Sunrise, FL	20.0%	501	78,212	77,290	—	45,217		58%	52%	Completed	Q3 2014
Projects Completed Not Stabilized - Unconsolidated			501	78,212	77,290	—	45,217

Projects Completed Not Stabilized			501	78,212	77,290	—	45,217

Total Unconsolidated Projects			1,513	$364,032	$316,093	$238,803	$163,940

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
The Company acquired this development project in connection with the Archstone transaction. Total project costs are approximately $56.3 million and construction is being partially funded with a non-recourse construction loan. San Norterra has a maximum debt commitment of $34.8 million, the loan bears interest at LIBOR plus 2.00% and matures January 6, 2015.

(3)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $48.7 million, the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

(4)
The Company acquired this development project in connection with the Archstone transaction. Total project costs are approximately $75.0 million and construction is being partially funded with a construction loan. Parkside at Emeryville has a maximum debt commitment of $39.5 million, the loan bears interest at LIBOR plus 2.25% and matures August 14, 2015. The Company has given a repayment guaranty on the construction loan of 50% of the outstanding balance, up to a maximum of $19.7 million, and has given certain construction cost overrun guarantees.

(5)				Amounts have been adjusted to reflect Q2/Q3 2013 changes to the purchase price allocation for this project which was acquired in the Archstone transaction.

(6)				Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

3rd Quarter 2013 Earnings Release	23

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Nine Months Ended September 30, 2013
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	81,099	$63,099	$778	$48,658	$600	$111,757	$1,378	$36,029	$444	$34,737	$429	$70,766	$873	(9)	$182,523	$2,251

Non-Same Store Properties (7)	22,698	15,290	830	10,846	589	26,136	1,419	11,230	610	9,758	530	20,988	1,140		47,124	2,559

Other (8)	—	6,590		10,089		16,679		2,899		2,213		5,112			21,791

Total	103,797	$84,979		$69,593		$154,572		$50,158		$46,708		$96,866			$251,438

(1)
Total Apartment Units - Excludes 837 unconsolidated apartment units and 5,161 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $15.2 million spent during the nine months ended September 30, 2013 on apartment unit renovations/rehabs (primarily kitchens and baths) on 2,046 apartment units (equating to about $7,400 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2013, the Company expects to spend approximately $30.0 million for all unit renovation/rehab costs, of which approximately $20.0 million will be spent on same store properties, at a weighted average cost of $7,000 to $8,000 per apartment unit rehabbed.

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2012, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2012 and 2013, plus any properties in lease-up and not stabilized as of January 1, 2012. Per apartment unit amounts are based on a weighted average of 18,413 apartment units. Includes approximately seven months of activity for the Archstone properties.

(8)		Other - Primarily includes expenditures for properties sold during the period.

(9)
For 2013, the Company estimates that it will spend approximately $1,200 per apartment unit of capital expenditures for the approximately 80,000 apartment units that the Company expects to have in its annual same store set, inclusive of apartment unit renovation/rehab costs, or $950 per apartment unit excluding apartment unit renovation/rehab costs.

3rd Quarter 2013 Earnings Release	24

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Nine Months Ended September 30,		Quarter Ended September 30,
	2013	2012	2013	2012

REVENUES
Rental income	$110,986	$334,968	$8,418	$108,459

Total revenues	110,986	334,968	8,418	108,459

EXPENSES (1)
Property and maintenance	33,181	79,482	3,272	25,608
Real estate taxes and insurance	10,578	29,599	396	11,480
Property management	1	211	—	70
Depreciation	31,976	94,792	2,273	29,497
General and administrative	76	87	3	44

Total expenses	75,812	204,171	5,944	66,699

Discontinued operating income	35,174	130,797	2,474	41,760

Interest and other income	156	81	65	34
Other expenses	(3)	(170)	—	(23)
Interest (2):
Expense incurred, net	(1,276)	(3,357)	(18)	(995)
Amortization of deferred financing costs	(228)	(119)	—	(27)
Income and other tax (expense) benefit	(503)	23	(40)	(1)

Discontinued operations	33,320	127,255	2,481	40,748
Net gain on sales of discontinued operations	1,990,577	307,447	401,703	103,394

Discontinued operations, net	$2,023,897	$434,702	$404,184	$144,142

(1) Includes expenses paid in the current period for properties sold in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold.

3rd Quarter 2013 Earnings Release	25

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q3 2013
	to Actual Q3 2013

	Amounts	Per Share
Guidance Q3 2013 Normalized FFO - Diluted (2) (3)	$274,077	$0.729
Property NOI (primarily Archstone properties)	188	0.001
Other	443	0.001

Actual Q3 2013 Normalized FFO - Diluted (2) (3)	$274,708	$0.731
_____________________________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Nine Months Ended September 30,			Quarter Ended September 30,
	2013	2012	Variance	2013	2012	Variance

Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone merger costs (merger expenses)	19,741	1,921	17,820	182	87	95
Archstone merger costs (loss from investments in unconsolidated entities due to merger expenses)	54,781	—	54,781	1,771	—	1,771
Property acquisition costs (other expenses)	203	6,836	(6,633)	21	1,341	(1,320)
Write-off of pursuit costs (other expenses)	3,969	6,141	(2,172)	604	2,576	(1,972)
Property acquisition costs and write-off of pursuit costs	78,694	14,898	63,796	2,578	4,004	(1,426)

Prepayment premiums/penalties (interest expense)	71,443	272	71,171	—	—	—
Write-off of unamortized deferred financing costs (interest expense) (A)	4,126	2,111	2,015	—	964	(964)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	3,251	(42)	3,293	—	—	—
Premium on redemption of Preferred Shares (B)	—	5,150	(5,150)	—	5,150	(5,150)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	78,820	7,491	71,329	—	6,114	(6,114)

Net (gain) loss on sales of land parcels	(12,179)	—	(12,179)	2,437	—	2,437
Net incremental (gain) on sales of condominium units	(7)	(49)	42	—	—	—
Income and other tax expense (benefit) - Condo sales	—	(92)	92	—	—	—
(Gain) on sale of Equity Corporate Housing (ECH)	(709)	(350)	(359)	(108)	—	(108)
(Gain) on sale of investment securities	(830)	—	(830)	(830)	—	(830)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(13,725)	(491)	(13,234)	1,499	—	1,499

Insurance/litigation settlement expense (other expenses)	3,361	4,714	(1,353)	3,361	—	3,361
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	—	(3,467)	3,467	—	—	—
Archstone termination fees (interest and other income)	—	(70,000)	70,000	—	(70,000)	70,000
Other (other expenses)	—	1,066	(1,066)	—	90	(90)
Other miscellaneous non-comparable items	3,361	(67,687)	71,048	3,361	(69,910)	73,271

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$147,150	$(45,789)	$192,939	$7,438	$(59,792)	$67,230

(A) For the nine months ended September 30, 2013, includes $2.5 million of bridge loan costs related to the Archstone transaction.

(B) Includes $5.13 million of original issuance costs previously deferred.

Note: See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2013 Earnings Release	26

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties (including the $150.0 million that may be incurred in Q4 2013), property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 28 for estimates of property acquisition costs, prepayment premiums/penalties and other amounts not included in 2013 Normalized FFO guidance. See page 29 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2013 Normalized FFO Guidance (per share diluted)

	Q4 2013	2013

Expected Normalized FFO (2) (3)	$0.75 to $0.77	$2.83 to $2.85

2013 Same Store Assumptions

Physical occupancy		95.4%
Revenue change		4.5%
Expense change		3.3%
NOI change		5.1%

(Note: The same store guidance above is computed based on the portfolio of approximately 80,000 apartment units that the Company expects to have in its annual same store set after the completion of its planned 2013 dispositions. 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2013 Transaction Assumptions

Consolidated rental acquisitions (excluding Archstone)		$100.0 million
Consolidated rental dispositions - EQR assets		$4.4 billion
Consolidated rental dispositions - Archstone assets (pre-closing)		$500.0 million
Capitalization rate spread		110 basis points

2013 Debt Assumptions, Includes Impact of Archstone Debt Premium (see Note below)

Weighted average debt outstanding		$11.2 billion to $11.4 billion
Weighted average interest rate (reduced for capitalized interest)		4.22%
Interest expense		$472.6 million to $481.1 million

2013 Other Guidance Assumptions

General and administrative expense		$63.0 million
Interest and other income		$0.7 million
Income and other tax expense		$2.6 million
Debt offerings		$800.0 million
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		370.5 million

Note: All debt assumptions include the impact of a mark-to-market non-cash adjustment relating to Archstone's debt that the Company assumed. Excluding the impact of the Archstone net debt premium, the Company's debt assumptions would be as follows:

Weighted average debt outstanding without Archstone net premium		$11.1 billion to $11.3 billion
Weighted average interest rate (reduced for capitalized interest) without Archstone net premium		4.56%
Interest expense without Archstone net premium		$506.2 million to $515.3 million

3rd Quarter 2013 Earnings Release	27

Equity Residential
2013 Non-Comparable Items Guidance
(Amounts in thousands)

The Non-Comparable Items provided below are based on current expectations and are forward looking.

Midpoint of Forecasted 2013 Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)
	Expected Q4 2013		Expected 2013
	Amounts	Per Share	Amounts	Per Share

Asset impairment and valuation allowances	$—	$—	$—	$—

Archstone merger costs (merger expenses)	—	—	19,741	0.05
Archstone merger costs (loss from investments in unconsolidated entities due to merger expenses)	1,269	—	56,050	0.15
Property acquisition costs (other expenses)	30	—	233	—
Write-off of pursuit costs (other expenses)	1,700	0.01	5,669	0.02
Property acquisition costs and write-off of pursuit costs	2,999	0.01	81,693	0.22

Prepayment premiums/penalties	150,000	0.40	221,443	0.60
Write-off of unamortized deferred financing costs	5,652	0.01	9,778	0.02
Write-off of unamortized (premiums)/discounts/OCI	(112,292)	(0.30)	(109,041)	(0.29)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	43,360	0.11	122,180	0.33

Net (gain) loss on sales of land parcels	—	—	(12,179)	(0.03)
Net incremental (gain) on sales of condominium units	—	—	(7)	—
(Gain) on sale of Equity Corporate Housing (ECH)	(761)	—	(1,470)	—
(Gain) on sale of investment securities	(1,292)	—	(2,122)	(0.01)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(2,053)	—	(15,778)	(0.04)

Insurance/litigation settlement expense	—	—	3,361	0.01
Other miscellaneous non-comparable items	—	—	3,361	0.01

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$44,306	$0.12	$191,456	$0.52

Note: See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

3rd Quarter 2013 Earnings Release	28

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 7, 26 and 28
			Expected Q4 2013 Per Share	Expected 2013 Per Share
	Expected Q3 2013
	Amounts	Per Share

Expected Earnings - Diluted (5)	$112,852	$0.300	$0.21 to $0.23	$5.03 to $5.05
Add: Expected depreciation expense	316,372	0.841	0.47	2.70
Less: Expected net gain on sales (5)	(162,548)	(0.432)	(0.05)	(5.42)

Expected FFO - Diluted (1) (3)	266,676	0.709	0.63 to 0.65	2.31 to 2.33

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	5,153	0.014	0.01	0.22
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	—	0.11	0.33
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	2,248	0.006	—	(0.04)
Other miscellaneous non-comparable items	—	—	—	0.01

Expected Normalized FFO - Diluted (2) (3)	$274,077	$0.729	$0.75 to $0.77	$2.83 to $2.85

Definitions and Footnotes for Pages 7, 26 and 28

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 11

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the September YTD 2013 and the Third Quarter 2013 Same Store Properties:
	Nine Months Ended September 30,		Quarter Ended September 30,
	2013	2012	2013	2012

Operating income	$291,521	$368,443	$121,394	$142,932
Adjustments:
Non-same store operating results	(267,183)	(1,744)	(107,813)	663
Fee and asset management revenue	(7,399)	(7,328)	(2,566)	(3,052)
Fee and asset management expense	4,739	3,595	1,516	1,108
Depreciation	798,121	422,148	277,336	139,337
General and administrative	47,018	37,162	14,438	10,083

Same store NOI	$866,817	$822,276	$304,305	$291,071

3rd Quarter 2013 Earnings Release	29